Exhibit 10.1

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of October __, 2015, by and among SciVac Therapeutics, Inc. a corporation organized under the laws of British Columbia, Canada (“SciVac”), Seniccav Acquisition Corporation, a Delaware corporation (“Sub”) and _______________________ (“Stockholder”).

WHEREAS, concurrently with the execution of this Agreement, VBI Vaccines Inc., a Delaware corporation (the “Company”), SciVac and Sub are entering into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”);

WHEREAS, capitalized terms used but not defined in this Agreement have the respective meanings ascribed thereto in the Merger Agreement;

WHEREAS, as of the date hereof, Stockholder is the beneficial owner of _______________________ shares of common stock, $.001 par value, of the Company (such shares, together with any other shares of Company Common Stock acquired by Stockholder after the date hereof, being collectively referred to herein as the “Stockholder Shares”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, SciVac and Sub have required that Stockholder enter into this Agreement and, in order to induce SciVac and Sub to enter into the Merger Agreement, Stockholder is willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Agreements of Stockholder.

(a) Voting. From the date hereof until any termination of this Agreement in accordance with its terms, at any meeting of the stockholders of the Company however called (or any action by written consent in lieu of a meeting) or any adjournment thereof, Stockholder, to the extent submitted to the holders of Company Common Stock for their approval as required by applicable Law and/or the Organizational Documents of the Company, shall vote all Stockholder Shares (or cause them to be voted) or (as appropriate) execute written consents in respect thereof, (i) for the adoption of the Merger Agreement, unless a Change of Recommendation has been made in respect of a Superior Proposal (ii) against any action or agreement (including, without limitation, any amendment of any agreement) that Stockholder knows would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement, if such action or agreement would result in the failure of any of the conditions set forth in Section 5.1 to the Merger Agreement or in the failure of any condition of SciVac or Sub to consummate the Merger as set forth in Section 5.2 of the Merger Agreement (iii) against any Acquisition Proposal and (iv) against any agreement (including, without limitation, any amendment of any agreement), amendment of the Organizational Documents of the Company or other action that is intended or would reasonably be expected to prevent, impede, interfere with, or delay, the consummation of the Merger. Any such vote shall be cast (or consent shall be given) by Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent).

(b) Irrevocable Proxy. Stockholder hereby appoints SciVac and any designee of SciVac, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Stockholder Shares in accordance with Section 1(a). This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this irrevocable proxy contained in this Section 1(b). This irrevocable proxy and power of attorney granted by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder with respect to the Stockholder Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

(c) Voting. Stockholder shall retain at all times the right to vote all Stockholder Shares in its sole discretion and without any other limitation on those matters other than those set forth in Section 1(a) that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

(d) Appraisal Rights. Stockholder hereby waives, and agrees not to exercise or assert, any appraisal or similar rights under Section 262 of the DGCL or other applicable Law in connection with the transactions contemplated under the Merger Agreement, including, without limitation, the Merger.

(e) Restriction on Transfer; Proxies; Non-Interference; etc. From the date hereof until the termination of this Agreement in accordance with its terms, Stockholder shall not directly or indirectly (i) sell, transfer (including by operation of law), give, pledge, encumber, assign or otherwise dispose of (including, without limitation, any Constructive Disposition (as hereinafter defined)), or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, gift, pledge, encumbrance, assignment, constructive disposition or other disposition of, any Stockholder Shares (or any right, title or interest thereto or therein), (ii) deposit any Stockholder Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Stockholder Shares, (iii) take any action that would make any representation or warranty of Stockholder set forth in this Agreement untrue or incorrect in any material respect or have the effect of preventing, disabling or delaying Stockholder from performing any of its obligations under this Agreement or (iv) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i), (ii) or (iii) of this Section 1(e). As used herein, the term “Constructive Disposition” means, with respect to any Stockholder Shares, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership; provided, however, that nothing in this Agreement shall restrict the ability of the Stockholder to engage in any hedging, derivative or other transactions relating to, or to otherwise transfer, any securities of any Person other than the Company.

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(f) Publication. Stockholder consents to SciVac and Sub publishing and disclosing in the Proxy Statement and Registration Statement Stockholder’s identity and ownership of Company Common Stock and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement. SciVac agrees to provide Stockholder with a reasonable advance opportunity to review and comment on such disclosure. Stockholder shall not issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement or any of the transactions contemplated herein and therein without the prior written consent of SciVac, except for filings required under the Exchange Act with respect to Stockholder’s beneficial ownership of Stockholder Shares and except as required by applicable Law.

2. Representations and Warranties of SciVac and Sub. SciVac and Sub each hereby jointly and severally represents and warrants to Stockholder as follows:

(a) Organization; Authority. Each of SciVac and Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated. Each of SciVac and Sub has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations under this Agreement. The execution, delivery and performance by SciVac and Sub of this Agreement have been duly authorized and approved by their respective boards of directors (and prior to the Effective Time will be adopted by SciVac as the sole stockholder of Sub), and no other corporate action on the part of SciVac and Sub is necessary to authorize the execution, delivery and performance by SciVac and Sub of this Agreement. This Agreement has been duly executed and delivered by SciVac and Sub and, assuming due authorization, execution and delivery hereof by the Stockholder, constitutes a legal, valid and binding obligation of each of SciVac and Sub, enforceable against each of them in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

3. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to SciVac and Sub as follows:

(a) Organization; Authority. Stockholder is a [natural person][ _______________________], duly organized, validly existing under the laws of _______________________. Stockholder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance by Stockholder of this Agreement and the transactions contemplated hereby have been duly authorized and approved by all necessary action on the part of Stockholder, and no further action on the part of Stockholder is necessary to authorize the execution, delivery and performance by Stockholder of this Agreement. This Agreement has been duly executed and delivered by Stockholder and, assuming the due and valid authorization, execution and delivery hereof by SciVac and Sub, constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

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(b) Consents and Approvals; No Violations. No consents or approvals of, or filings, declarations or registrations with, any Governmental Entity or third party are necessary for the performance by Stockholder of its obligations under this Agreement, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by Stockholder of any of its obligations under this Agreement and except for filings required under the Exchange Act with respect to Stockholder’s beneficial ownership of Stockholder Shares. Neither the execution and delivery of this Agreement by Stockholder, nor the performance by Stockholder with its obligations under this Agreement, will (A) conflict with or violate any provision of the organizational documents of Stockholder or (B) (x) violate any Law, judgment, writ or injunction of any Governmental Entity applicable to Stockholder or any of its subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Stockholder or any of its Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which Stockholder or any of its Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (B), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by Stockholder of any of its obligations under this Agreement.

(c) Ownership of Shares. Stockholder owns, beneficially or of record, all of the Stockholder Shares. Stockholder owns all of the Stockholder Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than proxies and restrictions in favor of SciVac and Sub pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States). Without limiting the foregoing, except for proxies and restrictions in favor of SciVac and Sub pursuant to this Agreement, except as described in a Schedule 13D or Schedule 13G filed with the SEC prior to the date hereof and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various States of the United States, Stockholder has sole voting power and sole power of disposition with respect to all Stockholder Shares, with no restrictions on Stockholder’s rights of voting or disposition pertaining thereto, and no Person other than Stockholder has any right to direct or approve the voting or disposition of any Stockholder Shares. As of the date hereof, Stockholder does not own, beneficially or of record, any securities of the Company other than the Stockholder Shares.

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(d) Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission that is payable by the Company, SciVac, Sub or any of their respective subsidiaries in connection with the transactions contemplated herein based upon arrangements made by or on behalf of Stockholder.

4. Termination. This Agreement shall terminate automatically without any further action of the parties on the first to occur of (a) the termination of the Merger Agreement in accordance with its terms and (b) the Effective Time or, if earlier, on the mutual written consent of the parties hereto. Stockholder shall have the right to terminate this Agreement immediately following (1) any decrease in consideration payable in the Merger, (2) any change to the form of consideration payable in the Merger to include a non-publicly-traded security and (3) the first anniversary of the date hereof. Notwithstanding the foregoing, (i) nothing herein shall relieve any party from liability for breach of this Agreement and (ii) the provisions of this Section 4 and Section 5 of this Agreement, shall survive any termination of this Agreement.

5. Miscellaneous.

(a) Action in Stockholder Capacity Only. The parties acknowledge that this Agreement is entered into by Stockholder solely in its capacity as owner of the Stockholder Shares and that nothing in this Agreement is intended to or shall in any way restrict or limit any director of the Company from taking any action in his or her capacity as a director of the Company that is necessary for him or her to comply with his or her fiduciary duties as a director of the Company, including, without limitation, participating in his or her capacity as a director of the Company in any discussions or negotiations in accordance with, and making any determinations or recommendations in his or her capacity as a director with respect to Section 4.9, Article 5 and Article 6 of the Merger Agreement, and no action taken by any individual in his or her capacity as a director of the Company shall give rise to or be deemed a breach of this Agreement.

(b) Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(c) Additional Shares. Until any termination of this Agreement in accordance with its terms, Stockholder shall promptly notify SciVac of the number of shares of Company Common Stock, if any, as to which Stockholder acquires record or beneficial ownership after the date hereof. Any such shares of Company Common Stock as to which Stockholder acquires record or beneficial ownership after the date hereof and prior to termination of this Agreement shall be Stockholder Shares for purposes of this Agreement. Without limiting the foregoing, in the event of any stock split, stock dividend or other change in the capital structure of the Company affecting the Company Common Stock, the number of shares constituting Stockholder Shares shall be adjusted appropriately, and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to Stockholder in connection therewith.

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(d) Definition of “Beneficial Ownership”. For purposes of this Agreement, “beneficial ownership” with respect to (or to “own beneficially”) any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

(e) Further Assurances. From time to time, at the request of SciVac and without further consideration, prior to the termination of this Agreement, Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(f) Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights hereunder.

(g) Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign its rights and interests hereunder to SciVac or to any wholly-owned subsidiary of SciVac if such assignment would not cause a delay in the consummation of any of the transactions contemplated by the Merger Agreement; provided that no such assignment shall relieve Sub of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 5(g) shall be null and void.

(h) Amendments; Waiver. This Agreement may not be amended or supplemented, except by a written agreement executed by the parties hereto. Any party to this Agreement may (A) waive any inaccuracies in the representations and warranties of any other party hereto or extend the time for the performance of any of the obligations or acts of any other party hereto or (B) waive compliance by the other party with any of the agreements contained herein. Notwithstanding the foregoing, no failure or delay by SciVac or Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(i) Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law and public policy in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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(j) Counterparts; Electronic Signatures. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other parties hereto. Facsimile or other electronically scanned and transmitted signatures, including by email attachment, shall be deemed originals for all purposes of this Agreement.

(k) Descriptive Headings. Headings of Sections and subsections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

(l) Notices. All notices, requests, demands and other communications in connection with this Agreement shall be in writing and shall be deemed given if (A) delivered personally, on the date of such delivery, (B) upon non-automated confirmation of receipt when transmitted via facsimile or electronic mail (but only if followed by transmittal by nationally recognized overnight courier or by hand for delivery on the next Business Day), or (C) on receipt (or refusal to accept delivery) after dispatch by registered or certified mail (return receipt requested), postage prepaid, or by a nationally recognized overnight courier (with confirmation), addressed, in each case, as follows:

If to SciVac:	[●] Facsimile: [●] Email: [●]

with a copy to (which shall not constitute notice):	Greenberg Traurig LLP 33 SE 2nd Ave #4400 Miami, FL 33131 Attn: Robert L. Grossman, Esq. Facsimile: 305.961.5756 Email: grossmanb@gtlaw.com
if to Stockholder:	_____________________ _____________________ _____________________ _____________________ Facsimile: __________________ Email: _____________________

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

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(m) Governing Law; Enforcement; Jurisdiction; Waiver of Jury Trial.

(i) This Agreement shall be governed by, and construed in accordance with, the internal procedural and substantive laws of the State of Delaware, without regard to the choice of law rules thereof.

(ii) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of Delaware and any appellate court thereof and any United States District Court for the State of Delaware and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (A) agrees not to commence any such action except in such courts, (B) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (C) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to venue of any such action or proceeding in any such courts, and (D) waives, to the fullest extent permitted by Law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 5(l) of this Agreement; provided, that nothing in this Agreement shall affect the right of any Party to this Agreement to serve process in any other manner permitted by applicable Law.

(iii) EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, IN ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(iv) The parties agree that irreparable damage would occur for which monetary damages would not be an adequate remedy in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such obligations. Accordingly, the parties agree that, if for any reason any of the Stockholder, SciVac or Sub shall have failed to perform its obligations under this Agreement or otherwise breached this Agreement, then the party seeking to enforce this Agreement against such nonperforming party shall be entitled to seek specific performance and the issuance of immediate injunctive and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of proving the inadequacy of money damages as a remedy, and the Parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to and not in limitation of any other remedy to which they are entitled at Law or in equity.

[signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

SCIVAC THERAPEUTICS, INC.

By:
Name:
Title:

SENICCAV ACQUISITION CORPORATION

By:
Name:
Title:

Signature Page to Voting and Support Agreement

Shareholder:

Name:

By:
Name:
Title:

Signature Page to Voting and Support Agreement